Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of September 1996
Distribution Date of October 15, 1996


Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $37,836,410.79
Beginning Pool Factor                       0.1129437

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $2,753,044.54
  Interest Collected                      $262,723.37

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $27,912.85
Total Additional Deposits                  $27,912.85

Repos/Chargeoffs                              $724.85
Aggregate Number of Notes Charged Off              33

Total Available Funds                   $3,043,680.76

Ending Pool Balance                    $35,082,641.40
Ending Pool Factor                          0.1047235

Servicing Fee                              $31,530.34

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $6,724,520.56
  Target Percentage                              7.50%
  Target Balance                        $2,631,198.11
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(24,469.60)
  Ending Balance                        $6,700,050.96

                                            Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             587,838.67      384
    31-60 days                              84,760.49       71
    60+ days                                23,653.43       23

    Total                                  696,252.59      396

  Balances:
    60+ days                               269,727.97       23

Memo Item - Reserve Account

  Prior Month                           $6,700,050.96
  Invest. Income                            24,469.60
    Beginning Balance                   $6,724,520.56


Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of September 1996

                                                               NOTES
                                                     CLASS A-1
                                      TOTAL       (MONEY MARKET)    CLASS A-2       CERTIFICATES
Original
 Pool Amount Dist.:             $335,002,547.77  $127,300,000.00  $195,976,000.00  $11,726,547.77
 Distribution Percentages                                100.00%           95.50%           4.50%
 Turbo Percentages                                       100.00%            0.00%           0.00%
 Coupon                                                   3.475%           4.475%          4.800%

Beginning Pool Balance           $37,836,410.79
Ending Pool Balance              $35,082,641.40

Collected Principal               $2,753,044.54
Collected Interest                  $262,723.37
Liquidation Proceeds/Recoveries      $27,912.85
Charge-Offs                             $724.85
Servicing                            $31,530.34

  Total Collections Available
    for Debt Service              $3,012,150.42

Beginning Balance                $26,586,073.05            $0.00   $23,009,766.64   $3,576,306.41

Interest Due                        $100,112.48            $0.00       $85,807.25      $14,305.23
Interest Paid                       $100,112.48            $0.00       $85,807.25      $14,305.23
Principal Due                     $2,753,769.39            $0.00    $2,629,849.77     $123,919.62
Principal Paid                    $2,753,769.39            $0.00    $2,629,849.77     $123,919.62
Turbo Principal                           $0.00            $0.00            $0.00           $0.00

Ending Balance                   $23,832,303.66            $0.00   $20,379,916.87   $3,452,386.79
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.1039919014    0.2944077705

Total Distributions               $2,853,881.87            $0.00    $2,715,657.02     $138,224.85

Interest Shortfall                        $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00           $0.00

Excess Servicing                    $158,268.55

Beginning Reserve Account Balance $6,724,520.56
(Release)/Draw                      $(24,469.60)
Ending Reserve Account Balance    $6,700,050.96


Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of September 1996

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger

                                 5               4               3              2               1
                              May 1996       June 1996       July 1996       Aug 1996        Sep 1996

Beg. Pool Balance         $52,517,903.77  $48,331,618.78  $44,543,063.97  $41,075,940.61  $37,836,410.79


A) Loss Trigger:
Principal of Contracts
  Charged off                 $17,445.57      $26,549.35       $7,217.12     $113,600.14         $724.85
Recoveries                    $69,303.81      $83,345.75      $16,367.00           $0.00      $27,912.85

Total Charged off
  (Months 5,4,3)              $51,212.04
Total Recoveries
  (Months 3,2,1)               44,279.85
Net Loss/(Recoveries)
  for 3 Mos.               $    6,932.19(a)

Total Balance
  (Months 5,4,3)         $145,392,586.52(b)

Loss Ratio [(a/b)(12)]           0.0572%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $291,784.80      $95,504.83     $269,727.97
  As % of Beginning
    Pool Balance                                                0.65506%        0.23251%        0.71288%
  Three Month Average                                           0.56394%        0.47161%        0.53348%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer